Volition Announces Exercise of Warrant to Purchase $4.8 Million in Common Stock

AUSTIN, Texas, July 24, 2019 /PRNewswire/ -- VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition”) today announced a further strengthening of its balance sheet with an existing investor exercising the balance of its warrant to purchase $4.8 million in aggregate amount of shares of our common stock (at $3 per share of common stock). With this exercise, the investor has fully-exercised the warrant to purchase 5 million shares of common stock that was originally issued in the private placement (PIPE) completed in August 2018.

Volition intends to use the net proceeds from this warrant exercise for continued product development, clinical studies, product commercialization, working capital, and other general corporate purposes.

The shares of common stock issued upon exercise of the warrant were offered to an accredited investor in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder. Such shares of common stock were registered for resale on a Form S-3 filed with and declared effective by the Securities and Exchange Commission (Reg. No. 333-227731). This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities and is being issued under Rule 135c under the Securities Act.

About Volition

Volition is a multi-national life sciences company developing simple, easy to use, cost effective blood tests to help diagnose a range of cancers and other diseases. Early diagnosis has the potential to not only prolong the life of patients, but also to improve their quality of life. The tests are based on the science of NucleosomicsTM, which is the practice of identifying and measuring nucleosomes in the bloodstream or other bodily fluid - an indication that disease is present. Volition is primarily focused on human diagnostics but also has a subsidiary focused on animal diagnostics.

Volition's research and development activities are centered in Belgium, with additional offices in Texas, London and Singapore, as the company focuses on bringing its diagnostic products to market.

For more information about Volition, visit Volition's website (http://www.volitionrx.com) or connect with us via:

Twitter: https://twitter.com/volitionrx

LinkedIn: https://www.linkedin.com/company/volitionrx

Facebook: https://www.facebook.com/VolitionRx/

YouTube: https://www.youtube.com/user/VolitionRx

The contents found at Volition's website address, Twitter, LinkedIn, Facebook, and YouTube are not incorporated by reference into this document and should not be considered part of this document.  The addresses for Volition's website, Twitter, LinkedIn, Facebook, and YouTube are included in this document as inactive textual references only.

Media / Investor Contacts

Louise Batchelor, Volition

mediarelations@volitionrx.com

+44 (0)7557 774620

Scott Powell, Volition

investorrelations@volitionrx.com

+1 (646) 650 1351

Joseph Green, Edison Advisors

jgreen@edisongroup.com

+1 (646) 653 7030

Safe Harbor Statement

Statements in this press release may be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as "expects," "anticipates," "intends," "plans," "aims," "targets," "believes," "seeks," "estimates," "optimizing," "potential," "goal," "suggests," "could," "would," "should," "may," "will" and similar expressions identify forward-looking statements. These forward-looking statements relate to the effectiveness of Volition’s blood-based diagnostic tests as well as Volition’s ability to develop and successfully commercialize such test platforms for early detection of cancer and other diseases. Volition’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, if Volition fails to develop and commercialize diagnostic products, it may be unable to execute its plan of operations. Other risks and uncertainties include Volition’s failure to obtain necessary regulatory clearances or approvals to distribute and market future products in the clinical IVD or the veterinary markets; a failure by the marketplace to accept the products in Volition’s development pipeline or any other diagnostic products Volition might develop; Volition will face fierce competition and Volition’s intended products may become obsolete due to the highly competitive nature of the diagnostics market and its rapid technological change; and other risks identified in Volition’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that Volition files with the Securities and Exchange Commission. These statements are based on current expectations, estimates and projections about Volition’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

NucleosomicsTM and Nu.QTM as well as their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release are the property of their respective owners. Additionally, unless otherwise specified, all references to “$” refer to the legal currency of the United States of America.